                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 Communications Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          COMMUNICATIONS SYSTEMS, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997

                            ------------------------

    Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. will be held at The Marquette Hotel, 50th Floor IDS Center, 7th and Marquette, Minneapolis, Minnesota 55402, on Thursday, May 22, 1997 at 3:00 p.m., Central Daylight Time, for the following purposes:

    1. To elect three directors of the Company to hold office for a term of three years, one director for a term of one year and one director for a term of two years.

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors
                                          Richard A. Primuth,
                                          SECRETARY

Hector, Minnesota
April 15, 1997

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                          COMMUNICATIONS SYSTEMS, INC.
                             213 SOUTH MAIN STREET
                            HECTOR, MINNESOTA 55342
                                 (612) 848-6231

                             ---------------------

                                PROXY STATEMENT

                            ------------------------

    This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. ("CSI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at The Marquette Hotel, 50th Floor IDS Center, 7th and Marquette, Minneapolis, Minnesota 55402 on Thursday, May 22, 1997, beginning at 3:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters which properly come before the meeting require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (612) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 15, 1997.

    The total number of shares outstanding and entitled to vote at the meeting as of March 31, 1997 consisted of 9,191,213 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of the Company's Common Stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and all officers and directors of the Company as a group using information available as of March 15, 1997.

            NAME AND ADDRESS               AMOUNT AND NATURE OF    PERCENT
           OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS
-----------------------------------------  --------------------  ------------
Curtis A. Sampson                               1,656,699(1)           18.0%
213 South Main Street
Hector, MN 55342
First Bank System, Inc.                           712,800               7.8%
601 Second Avenue South
Minneapolis, MN 55402
John C. Ortman                                    541,350(2)            5.9%
1506 17th Street
Lawrenceville, IL 62439
Thomson Horstmann & Bryant                        502,000               5.5%
Saddle Brook, NJ 07663
All directors and executive officers
as a group (13 persons)                         2,816,689(3)           30.6%

------------------------
(1) Includes 13,898 shares owned by Mr. Sampson's spouse, as to which beneficial ownership is disclaimed, 65,100 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options, and 310,649 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a Trustee and 21,149 shares of Company common stock owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 20,662 shares allocated to his account as of December 31, 1996.

(2) Includes 12,000 shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options.

(3) Includes 2,141,856 shares owned by officers and directors as a group directly, 48,218 shares held by their respective spouses, 294,817 shares which may be purchased by directors and officers within 60 days from the date hereof pursuant to outstanding stock options, 310,649 shares owned by the CSI ESOP and 21,149 shares of Company common stock owned by the Hector ESOP. Messrs. Curtis A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP and Mr. Curtis A. Sampson and Mr. Paul N. Hanson serve as Trustees of the Hector ESOP; except for shares allocated to the respective accounts of Mr. Curtis Sampson and Mr. Paul N. Hanson, Messrs. Sampson, Sampson and Hanson disclaim beneficial ownership of the shares held by such ESOPs.

                            1. ELECTION OF DIRECTORS

    The Board of Directors is presently comprised of eight director positions, divided into three classes, each of which serve for staggered three years terms. The Board of Directors has nominated and recommends for reelection as directors Messrs. Paul J. Anderson, Wayne E. Sampson and Frederick M. Green, who currently serve as directors and are being renominated for a three year term expiring in 2000. In addition, the Board has increased the size of the two classes of directors serving unexpired terms by one director each and proposes the election of the following individuals to fill these newly created positions: Mr. Gerald
D. Pint is proposed for election for a one year term expiring in 1998 and Ms. Luella Gross Goldberg is proposed for election for a two year term expiring in 1999. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

    Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 15, 1996. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

                                                                                      YEAR
                                                                                     CURRENT     AMOUNT OF       PERCENT OF
                                                                         DIRECTOR     TERM      COMMON STOCK     OUTSTANDING
      NAME AND AGE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE     EXPIRES     OWNERSHIP      COMMON STOCK
-------------------------  --------------------------------------------  ---------  ---------  --------------  ---------------
NOMINEES PROPOSED FOR ELECTION FOR TERM EXPIRING IN 2000
Paul J. Anderson           Private Investor.                               1975       1997          174,618(1)         1.9%
 (65)
Wayne E. Sampson           Management consultant; director of Hector       1981       1997          334,424(2)         3.6%
 (67)*                     Communications Corporation.
Frederick M. Green         Chairman of the Board, President and Chief      1996       1997            2,000(3)       --
 (54)                      Executive Officer of Ault Incorporated
                           (power supply and transformer manufacturer).

ADDITIONAL NOMINEE PROPOSED FOR ELECTION FOR TERM EXPIRING IN 1998
Gerald D. Pint             Telecommunications Consultant since              --         --            --              --
 (61)                      September, 1993. Prior thereto Group Vice
                           President, Telecom Systems Group, 3-M
                           Company, 1989-1993.

ADDITIONAL NOMINEE PROPOSED FOR ELECTION FOR TERM EXPIRING IN 1999
Luella Gross Goldberg      Chair, Board of Trustees, University of          --         --            --              --
 (60)                      Minnesota Foundation since 1996; Trustee
                           since 1975. Trustee Emeritus of Wellesley
                           College since 1996; Trustee, 1978 to 1996;
                           Acting President during 1993; Chair of the
                           Board of Trustees, 1985 to 1993. Director,
                           TCF Financial Corporation, Reliastar
                           Financial Corp, Hormel Foods Corporation.
                           Piper Funds Inc., Piper Global Funds Inc.,
                           Piper Institutional Funds Inc. and other
                           related closed-end investment companies.

                                                                                      YEAR
                                                                                     CURRENT     AMOUNT OF       PERCENT OF
                                                                         DIRECTOR     TERM      COMMON STOCK     OUTSTANDING
      NAME AND AGE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE     EXPIRES     OWNERSHIP      COMMON STOCK
-------------------------  --------------------------------------------  ---------  ---------  --------------  ---------------
DIRECTORS SERVING UNEXPIRED TERMS
Curtis A. Sampson          Chairman of the Board, President and Chief      1969       1998        1,656,699(4)        18.0%
 (63)*                     Executive Officer of the Company; Chairman
                           of the Board of Hector Communications
                           Corporation (independent telephone
                           companies); Chairman, Canterbury Park
                           Holding Corp. (pari-mutuel horse racing).
Joseph W. Parris           Attorney, Mediator, Arbitrator and Private      1995       1998          112,000(5)         1.2%
 (77)                      Investor.
Edwin C. Freeman           Vice President and General Manager, Bro-Tex,    1988       1999           22,100(6)          .2%
 (41)                      Inc. (paper and cloth wiper products, and
                           fiber product recycler) since March, 1992.
Edward E. Strickland       Business and management consultant; Director    1981       1999           32,000(7)          --
 (70)                      of: Green Isle Environmental Services, Inc.
                           (manufacturing); Bio-Vascular, Inc. (medical
                           devices); Intercim, Inc. (factory management
                           software); Hector Communications Corporation
                           (independent telephone companies); and,
                           Avecor Cardiovascular, Inc. (medical
                           devices).
John C. Ortman             Private Investor.Vice President-Sales of        1990       1999          541,350(7)         5.9%
 (75)                      Suttle Apparatus Corporation (CSI's
                           telephone station apparatus subsidiary) from
                           1968 to 1986.

--------------------------
 *  Wayne E. Sampson and Curtis A. Sampson are brothers.

(1) Includes 30,309 shares owned by Mr. Anderson's wife, as to which beneficial ownership is disclaimed, and 12,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(2) Includes 15,775 shares owned by Mr. Sampson directly, 500 shares owned by his spouse, as to which beneficial ownership is disclaimed, 310,649 shares owned by the CSI ESOP of which Mr. Sampson is a Trustee and 8,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(3) Represents currently exercisable options to purchase 2,000 shares.

(4) See footnote 1 under "Security Ownership of Certain Beneficial Owners and Management."

(5) Includes 4,000 shares which may be purchased pursuant to currently exercisable stock options.

(6) Includes 2,100 shares owned by Mr. Freeman's spouse, as to which beneficial ownership is disclaimed and 12,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

(7) Includes 12,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

INFORMATION REGARDING BOARD AND BOARD COMMITTEES

    The Board of Directors met four times during 1996. Each director nominee and continuing director attended at least 75% of the 1996 meetings of the Board and each committee on which such director served.

    Directors who are not otherwise directly or indirectly compensated by the Company (currently Messrs. P. J. Anderson, E. C. Freeman, F. M. Green, J. C. Ortman, W. E. Sampson and E. E. Strickland) receive a monthly retainer of $400 plus $400 for each Board, Audit Committee or Compensation Committee meeting attended. Messrs. Freeman, W. E. Sampson and Strickland, in consideration for their additional services as members of the Executive Committee, are paid an additional monthly retainer of $350. Mr. C. A. Sampson received no additional cash compensation for service on the Board.

    Each non-employee member of the Board of Directors receives at the time of the annual meeting of the shareholders an option to purchase 2,000 shares of the Company's Common Stock. Each director's option is at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

    The Company has an Audit Committee consisting of Messrs. Paul J. Anderson,
W. E. Sampson and E. E. Strickland which met once during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company

    The Company has a Compensation Committee consisting of Messrs. C. A. Sampson, Edwin C. Freeman and W. E. Sampson. The Compensation Committee met twice during the last fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following tables show, for the fiscal years ending December 31, 1996, 1995 and 1994, the cash and other compensation paid to or accrued by the Company for each executive officer whose total cash compensation exceeded $100,000 during fiscal 1996 in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                       -------------
                                                                                          AWARDS
                                                                                       -------------
                                                           ANNUAL COMPENSATION          SECURITIES
                                                    ---------------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR       SALARY       BONUS       OPTIONS     COMPENSATION
--------------------------------------------------  ---------  -----------  ---------  -------------  -------------
Curtis A. Sampson, Chief Executive                       1996  $   176,520  $  25,000       15,000
  Officer of the Company (1)                             1995  $   160,666  $  25,000       12,000
                                                         1994  $   147,360  $  40,000        8,000
John C. Hudson, Managing Director                        1996  $    87,105  $  46,045        6,000     $    38,144
  Austin Taylor Communications (2)                       1995  $    87,130  $  74,861        6,000     $    41,017
                                                         1994  $    85,475  $  99,530        6,000     $    57,035
Jeffrey K. Berg, President                               1996  $   106,979  $  25,000       15,000
  Suttle Apparatus Corporation                           1995  $    99,132  $  20,000       12,000         (3)
                                                         1994  $    91,934  $  20,000       12,000

------------------------
Note: Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.

(1) Mr. Sampson devotes approximately 60% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Hector Communications Corporation, for which he is separately compensated.

(2) For each of the three years, more than 60% of the amounts listed under "All Other Compensation" represents the Company's contribution to Mr. Hudson's pension plan.

(3) In July, 1994 the Company loaned Mr. Berg $100,000 at 8% per annum under a promissory note providing for annual interest payments and for repayment of the principal amount in July, 1998. The current balance of the loan is $61,000. The loan is secured by options to acquire 22,000 shares of Company common stock which were granted to Mr. Berg and which have an aggregate, in-the-money value of approximately $79,625 as of date hereof.

                             OPTION GRANTS IN 1996

                                        INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------
                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                         NUMBER OF   % OF TOTAL                             ANNUAL RATES OF STOCK
                        SECURITIES     OPTIONS                              PRICE APPRECIATION FOR
                        UNDERLYING   GRANTED TO    EXERCISE                      OPTION TERM
                          OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------
         NAME             GRANTED      IN 1996       SHARE        DATE         5%          10%
----------------------  -----------  -----------  -----------  -----------  ---------  -----------
Curtis A. Sampson           15,000          9.5%   $   15.95      3/26/01   $  38,341  $   111,036
John C. Hudson               6,000          3.8%       14.50      3/26/01      24,036       53,114
Jeffrey K. Berg             15,000          9.5%       14.50      3/26/01      60,091      132,786

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

                                         VALUE                                     VALUE OF UNEXERCISED
                                       REALIZED                                  IN-THE- MONEY OPTIONS AT
                                     (MARKET PRICE    NUMBER OF UNEXERCISED      FY-END (BASED ON FY-END
                          SHARES      AT EXERCISE       OPTIONS AT FY-END          PRICE OF $15.00/SH)
                        ACQUIRED ON  LESS EXERCISE  --------------------------  --------------------------
NAME                     EXERCISE       PRICE)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------  -----------  -------------  -----------  -------------  -----------  -------------
Curtis A. Sampson           --            --            45,000        14,000    $   176,537       --
John C. Hudson               3,683        23,510        13,317         6,000         31,643    $   4,000
Jeffrey K. Berg             --            --            35,000        14,000        112,121        9,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1996, Curtis A. Sampson and Wayne E. Sampson served as members of the Company's Compensation Committee. Mr. C. A. Sampson is the President and Chief Executive Officer of the Company and Mr. W. E. Sampson, a director, is his brother.

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. Mr. Curtis A. Sampson, the Company's Chairman and Chief Executive Officer, did not participate in any discussions or decisions of either the Compensation Committee or the Board of Directors relating to any aspect of his compensation.

COMPENSATION POLICIES

    It is the objective of the Compensation Committee to pay compensation at levels which will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid such that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and periodic stock option awards.

COMPENSATION ELEMENTS

    Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually. Adjustments to base salaries are determined by reference to individual and company performance having in mind both measurable financial factors, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various factors in reaching its decisions.

    Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year end results are available, the Committee determines each officer's bonus based on the Company's performance, as measured by such factors as growth in earnings per share, as well as the Compensation Committee's subjective assessment of individual performance in the executive's area of responsibility, but without assigning specific weight to the various factors considered.

    Stock options are awarded to the Company's executives under the Company's 1992 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors which will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr. Sampson's total cash compensation for 1996 was $201,520, an increase of 8.6% over total cash compensation in 1995. In addition, Mr Sampson was granted options to purchase 15,000 shares in 1996, a 20% increase from options granted in 1995. Because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. While the Company's revenues and net income from continuing operations were approximately the same as 1995, the two other members of the Compensation Committee believe that the increase in Mr. C. A. Sampson's cash and option compensation for 1996 is reasonable in relation to other accomplishments for which Mr. C.A. Sampson provided leadership during the year and which position the Company for future growth in revenues and profitability. These include the acquistion of Automatic Tool & Connector, the disposition of Zercom Corporation and the significant expansion of international sales initiatives. Finally, the two other members of the Compensation Committee believe, based upon their general knowledge of compensation paid to other chief executives and published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities, as well as the financial performance of the Company and total shareholder return during the past several years.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Edwin C. Freeman        Curtis A. Sampson       Wayne E. Sampson

                               PERFORMANCE GRAPH

    The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), and the NASDAQ Telecommunications Stock Total Return Index assuming, in each case, the investment of $100 on December 31, 1990 and the reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           COMMUNICATIONS SYSTEMS, INC.   NASDAQ STOCK MARKET     NASDAQ TELECOMMUNICATIONS STOCK
1991                               $100                    $100                                $100
1992                                111                     116                                 123
1993                                194                     134                                 189
1994                                186                     131                                 158
1995                                239                     185                                 207
1996                                233                     227                                 212

                              CERTAIN TRANSACTIONS

TRANSACTIONS AND SHARED MANAGEMENT WITH HECTOR COMMUNICATIONS CORPORATION

    The Company makes available to Hector Communications Corporation ("HCC") which prior to 1990 was a subsidiary of the Company certain staff services and administrative systems, such as payroll and pension plan administration, with the related costs and expenses being paid by HCC. In 1996 and 1995 HCC paid the Company $258,000 and $279,000, respectively, for such services, amounts which management believes are no less than the cost the Company incurred in connection with providing such services.

    Two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, each devote approximately 60% of their working time to the Company. Messrs. Sampson and Hanson devote the remainder of their working time to HCC, of which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as a director and Treasurer. These officers are separately compensated by HCC for their services to HCC.

REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

    The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 1996 to December 31, 1996, officers, directors and ten percent beneficial holders of the

Company filed all reports with the Securities and Exchange Commission required under Section 16(a) related to their beneficial ownership. To the best of the Company's knowledge, all such reports have been filed in a timely manner.

                             THE COMPANY'S AUDITORS

    Deloitte & Touche have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 15, 1998 and proxy materials in connection with that meeting are expected to be mailed on or about March 31, 1998. Shareholder proposals prepared in accordance with the Commission's proxy rules to be included in the Company's Proxy Statement must be received at the Company's corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 1997, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 1997 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

    The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

    PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such share-holder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

    SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

                                 OTHER MATTERS

    Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

    The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 1996. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 FORM 10-K REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO ASSISTANT SECRETARY, COMMUNICATIONS SYSTEMS, INC., 213 SOUTH MAIN STREET, HECTOR, MINNESOTA 55342.

                                          By Order of the Board of Directors,

                                          Richard A. Primuth,
                                          SECRETARY

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
                          COMMUNICATIONS SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 1997

    The undersigned hereby appoints Edwin C. Freeman, Edward E. Strickland and John C. Ortman, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held Thursday, May 22, 1997, at 3:00 p.m. Central Daylight Time at The Marquette Hotel, 50th Floor, 7th and Marquette, Minneapolis, Minnesota 55402, or at any adjournments thereof, hereby revoking all former proxies, as follows:

1. Election of Directors for terms expiring at the Company's Annual Shareholders Meeting in the years respectively indicated

/ /        WITH AUTHORITY to vote for all nominees             / /        WITHOUT AUTHORITY to vote for
           listed below (except as indicated to the contrary)             nominees listed below

For one year term expiring in 1998: GERALD D. PINT       For two year term expiring in 1999: LUELLA GROSS
                                                         GOLDBERG

For three year term expiring in 2000: PAUL J. ANDERSON, FREDERICK M. GREEN, WAYNE E. SAMPSON

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________
                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         (CONTINUED FROM PREVIOUS SIDE)

2. In their discretion upon any matters coming before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.

                                               PLEASE DATE AND SIGN exactly as
                                               your name(s) appears below
                                               indicating, where proper,
                                               official position or
                                               representative capacity in which
                                               you are signing. When signing as
                                               executor, administrator, trustee
                                               or guardian, give full title as
                                               such; when shares have been
                                               issued in names of two or more
                                               persons, all should sign.
                                               Dated _____________________, 1997
                                               _________________________________
                                               Signature
                                               _________________________________
                                               Signature if held jointly